Exhibit 99.1

Hi,

It has been a few weeks since we announced our planned combination with Bausch + Lomb, and I know that there are a lot of questions on your mind so wanted to update you on how things are progressing.

ISTA and Bausch + Lomb continue to operate separately and independently, but there’s a fair amount of pre-combination planning that is required so we can hit the ground running once the deal is approved by regulators and our shareholders. Today our companies are establishing a pre-combination planning team to help prepare us for “Day 1” and beyond. The team will be co-led by ISTA’s VP of Sales and Marketing Tom Mitro and Bausch + Lomb’s VP of Global Commercial Operations Craig Dashefsky, and include balanced representation from both Companies. Dan Wechsler, Bausch + Lomb’s EVP & President Global Pharmaceuticals will serve as Executive sponsor.

During this interim period, we are committed to open and honest communication, and we will share whatever information we can – when we can - to help you better understand what this integration means for each of you, our company and customers. It’s important to point out that no integration activity can occur prior to the consummation of this transaction. The next step in the transaction process is to send out the preliminary proxy to shareholders- announcing the shareholders meeting date and requesting the vote to approve the deal and a couple of other topics associated with the deal. The actual shareholders meeting date may change depending upon governmental reviews which may delay the deal closing schedule.

For now, the most important thing we can do now is remain focused on maintaining the momentum we have worked so hard to create, and continuing to keep our customers front and center in all we do.

As always, please call if you have any questions.

Regards,

Vince

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

ISTA plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about ISTA, Bausch + Lomb, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by ISTA through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from ISTA by contacting Investor Relations at 949-789-3159 or jherbert@istavision.com.

ISTA and Bausch + Lomb and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ISTA’s stockholders with respect to the transactions contemplated by the merger agreement. Information regarding ISTA’s directors and executive officers is contained in ISTA’s Annual Report on Form 10-K for the year ended December 31, 2011, its proxy statement dated November 1, 2011, and its Current Report on Form 8-K filed December 6, 2011, which are filed with the SEC. As of February 24, 2012, ISTA’s directors and officers beneficially owned approximately 5,481,128 shares, or 13.10%, of ISTA’s common stock. Additional information regarding the interests of the participants in the solicitation of proxies in connection with the transaction will be included in the Proxy Statement.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between Bausch + Lomb and the Company, the expected timetable for completing the transaction, future operations and employment opportunities, benefits and synergies of the transaction, and any other statements about Bausch + Lomb or the Company managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including the ability to consummate the transaction, and the other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and its most recent quarterly report filed with the SEC. Bausch + Lomb and the Company disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.